UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 2, 2021
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 2, 2021, the Compensation Committee of Amkor Technology, Inc. (the “Company”) approved performance-vesting restricted stock unit awards (“PSUs”) and time-vesting restricted stock unit awards (“RSUs”) under the Company’s Second Amended and Restated 2007 Equity Incentive Plan, as amended (the “Plan”), to be granted on February 11, 2021 to certain individuals as follows:

Recipient                PSU Amount        RSU Amount

John C. Stone                $450,000        $150,000
EVP, Chief Sales Officer

Mark N. Rogers                $450,000        $150,000
EVP, General Counsel and
Corporate Secretary

Megan Faust                $525,000        $175,000
EVP and Chief Financial Officer

Each of the foregoing individuals will receive, on the effective date of the grants, such number of PSUs and RSUs, respectively, as is calculated by taking the relevant award amount set forth above and dividing it by the closing stock price on the Nasdaq Global Select Market of the Company’s Common Stock, par value $0.001 (“Common Stock”), as of 4:30 p.m. on February 11, 2021, rounded down to the nearest number of whole PSUs or RSUs, as applicable.

The PSUs and RSUs each represent unfunded promises by the Company to issue, when the relevant award conditions are met, one share of Common Stock for each unit (or alternatively to pay to the grantee the value of one share of Common Stock). The PSUs and the RSUs are subject to the terms of award agreements (the “Award Agreements”) and the Plan. Under the PSU Award Agreement, the number of restricted stock units which the recipient ultimately receives will be determined based on the achievement of a Performance Goal (as defined in the PSU Award Agreement) based on the Company’s cumulative earnings per share for a performance period beginning January 1, 2021 and ending on December 31, 2022. This number can range from 0% to 200% of the stated amount of restricted stock units, with the final amount to be determined no later than March 30, 2023, and receipt is subject to the recipient’s continued employment through the time of determination. The PSUs will vest in part (on a prorated basis) in the event of the recipient’s death, disability or retirement, and in the event of a Change of Control (as defined in the PSU Award Agreement) will vest at 100% or greater (depending upon the level of achievement of the Performance Goal), in each case in accordance with the terms of the PSU Award Agreement. Under the RSU Award Agreement, the RSUs granted will vest in four equal installments beginning on February 11, 2022 and ending on February 11, 2025, subject to the recipient’s continued employment at the Company at the time of vesting. The RSUs will also vest in full upon the recipient’s death or disability, as well as if the recipient is terminated without cause within twenty four (24) months following a Change of Control (as defined in the RSU Award Agreement), and will vest in part (on a pro rata basis) in the event of the recipient’s retirement.

The foregoing description of the PSUs and RSUs is not complete and is subject to and qualified in its entirety by the terms of the Plan and the forms of Award Agreement which are filed as Exhibit 10.1 and Exhibit 10.2 to this report, respectively, and are incorporated by reference herein.

Also, on February 2, 2021, the Compensation Committee approved a grant under the Plan of 50,000 shares of Restricted Stock, with a grant date of February 11, 2021, to Giel Rutten, the Company’s President and Chief Executive Officer. Subject to the terms of the executed award agreement, the Restricted Stock award shall vest in ten equal installments, at the rate of 5,000 shares per quarter, beginning with the initial vesting on April 30, 2021, and ending with the final vesting on July 30, 2023.

Also, on February 2, 2021, the Compensation Committee approved the following base salary increases for the Company’s principal financial officer and certain other named executive officers: John C. Stone, Executive Vice President and Chief Sales Officer, from $550,000, to $570,000; Mark N. Rogers, Executive Vice President, General Counsel and Corporate Secretary, from $500,000, to $520,000; and Megan Faust, Executive Vice President and Chief Financial Officer, from $450,000, to $550,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of PSU Award Agreement
10.2	Form of RSU Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel and Corporate Secretary

Date: February 5, 2021